As filed with the Securities and Exchange Commission on April 5, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PRUDENTIAL FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey (State of Incorporation or Organization)	22-3703799 (IRS Employer Identification Number)

751 Broad Street, Newark, New Jersey (Address of principal executive offices)	07102 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Registration No: 333-132469

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Prudential Financial Inflation-Linked Retail Medium-Term Notes	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN

REGISTRATION STATEMENT

Item 1.     Description of Registrant’s Securities to be Registered.

A description of the Prudential Financial Inflation-Linked Retail Medium-Term Notes (the “Retail Notes”) of Prudential Financial, Inc. (the “Registrant”) is contained in the Registrant’s Pricing Supplement No. 122, dated March 31, 2006 (filed with the Securities and Exchange Commission on March 31, 2006, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, as part of the Registrant’s Registration Statement on Form S-3 (File Nos. 333-132469, 333-132469-01 and 333-132469-02) (the “Registration Statement”)) and under the heading “Description of Debt Securities We May Offer” on pages 6 through 20 of the Registrant’s Prospectus, dated March 16, 2006, and the heading “Description of Retail Medium-Term Notes” on pages S-10 through S-31 of the Registrant’s Prospectus Supplement, dated March 16, 2006 (filed with the Securities and Exchange Commission on March 16, 2006, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, as part of the Registrant’s Registration Statement). The description of the Retail Notes contained in the Registration Statement, as amended or supplemented, is hereby incorporated by reference into this Form 8-A. Copies of such description will be filed with the New York Stock Exchange, Inc.

Item 2.     Exhibits.

Exhibit No.	Description

(1)	Indenture, dated April 25, 2003, between Prudential Financial, Inc. and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Trustee, relating to Senior Debt Securities (incorporated by reference to Exhibit 4.1 to Prudential Financial, Inc.’s Current Report on Form 8-K, dated June 8, 2005).

(2)	Supplemental Indenture, dated as of March 25, 2004, between Prudential Financial, Inc. and Citibank, N.A., as Trustee, relating to Prudential Financial Retail Medium-Term Notes of Prudential Financial, Inc. (incorporated by reference to Exhibit 4.27 to Prudential Financial Inc.’s Current Report on Form 8-K, dated March 25, 2004).

(3)	Medium-Term Note Master Note (incorporated by reference to Exhibit 4.28 to Prudential Financial, Inc.’s Registration Statement on Form S-3 (File No. 333-132469)).

(4)	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Citibank, N.A. to act as trustee under the Senior Debt Indenture, as amended and supplemented, for Debt Securities (incorporated by reference to Exhibit 25.7 to Prudential Financial Inc.’s Registration Statement on Form S-3 (File No. 333-132469)).

(5)	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank N.A. (formerly known as JPMorgan Chase Bank), to act as trustee under the Senior Debt Indenture for the Senior Debt Securities (incorporated by reference to Exhibit 25.1 to Prudential Financial, Inc.’s Registration Statement on Form S-3 (File No. 333-132469)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PRUDENTIAL FINANCIAL, INC.

By	/s/ Stephen W. Gauster
	Name:	Stephen W. Gauster
	Title:	Assistant Secretary

Date: April 5, 2006